CONSULTING SERVICES AGREEMENT

THIS AGREEMENT is entered into this 26th Day of April, 2011.

BETWEEN:

LAKE VICTORIA MINING COMPANY, INC., a company
extra provincially incorporated pursuant to the laws of British
Columbia and having its business office situated at #810-675 West
Hastings Street, Vancouver, B.C. V6B 1N2

(hereinafter referred to as the “Company”)

OF THE FIRST PART

AND:

ROGER NEWELL, having his business office situated at 1781
Larkspur Drive, Golden Colorado 80401

(hereinafter referred to as the “Consultant”)

OF THE SECOND PART

WHEREAS:

A.	In order to achieve its corporate and business objectives the Company desires to retain an experienced and knowledgeable management;

B.	The Consultant is experienced and knowledgeable in business management;

C.	The Company wishes to engage the Consultant and the Consultant has agreed to be engaged to provide such services to the Company in accordance with the terms and conditions of this Agreement;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.         ENGAGEMENT

1.1      The Company hereby engages the Consultant to provide the services to the corporate management, reporting to the president and subsequently to the board of directors including without limiting the generality of the foregoing, reviewing and editing technical data/press releases, finding and assessing new projects and assisting in investor relations, corporate presentations and financing requirements. The Consultant hereby accepts such engagement, all pursuant to the terms and conditions of this Agreement. The Consultant shall provide the services subject to the ultimate direction and control of the Company, as expressed through its board of directors or any officer or director that the Company’s board of directors may delegate such responsibility to.

1.2      Any information provided by the Company shall (a) clearly disclose that the Company or a person authorized by the Company (the “Authorized Person”) is the source of such information; and (b) be approved in advance by the authorized person in writing, prior to dissemination; and (c) clearly and conspicuously disclose that the record is issued by or on behalf of the Company.

1.3      The Consultant is aware and acknowledges that all of its activities must be conducted in compliance with applicable law and the rules of the securities commissions governing the affairs of the Company and the public exchange(s) which list the Company’s securities for trading.

2.         RESTRICTIONS

2.1      The Company acknowledges that the Consultant is not registered as either a registered representative, nor broker dealer, nor adviser under the British Columbia Securities Act and its regulations and policies (the “Act”), and that the Services to be performed by the Consultant shall not include the offering or sale on behalf of the Company, any affiliate of the Company, or any other person, of any securities of the Company. The Consultant shall not be required to perform any services enumerated hereunder if, under the circumstances at the time such services would be rendered, the performance of such services might reasonably be considered to constitute participation, directly or indirectly, in any act in contravention of the Act.; specifically .

2.2      The Consultant shall not:

(a)	engage in any “investor relations activities” unless as a director of the Company, as defined in the Act:

(b)	disclose any previously undisclosed material information concerning the Company such that they could be considered a “tippor” under the insider trading provisions of applicable securities laws;

(c)	attend at any residence or telephone any residence for the purpose of trading in any security of the Company, contrary to applicable securities laws;

(d)	commit any act, advertisement, solicitation, conduct or negotiation for the purpose of the distribution or trading in any security of the Company, contrary to applicable securities laws;

(e)	commit any action to promote the trading in any security of the Company contrary to applicable securities laws;

(f)	engage in or profess to engage in the business of advising or recommending to others the investment and/or purchase or sale of any security of the Company or any other securities. The Consultant shall limit his response to such queries to directing the questioner to seek the advice of their registered representative, broker dealer or adviser;

(g)	provide legal or investment advice to any person or for assuring or monitoring the qualification of the shares of the Company, or any other securities, as complying with any provisions, restrictions, or exemptions of federal, provincial, or state securities laws;

(h)	be responsible for verifying the accuracy of any information with respect to the Company and may disclaim responsibility for the accuracy of such information in any communication in the course of its duties hereunder

2.3      The Consultant shall not, directly or indirectly, use or disclose any Confidential Information, without the prior written consent of the Company. “Confidential Information” means any trade secrets or other information, in whatever form or media, in the possession or control of the Company or its subsidiaries, which is owned by the Company or its subsidiaries or a third party with whom the Company or its subsidiaries has a business relationship, and which is not generally known to the public and has been specifically identified as confidential or proprietary, or its nature is such that it would generally be considered confidential in the industry in which the Company and its subsidiaries operate, or which the Company or its subsidiaries is obligated to treat as confidential or proprietary. The Consultant agrees that all documents and other works created by the Consultant during the term of this Agreement in connection with the Services are Confidential Information and the property of the Company. Upon the termination of this Agreement, the Consultant shall return to the Company or destroy all Confidential Information.

2.4      Section 2.3 shall continue to apply after the termination of this Agreement.

2.5      The restriction on disclosure contained in Section 2.3 shall not extend to disclosure of Confidential Information to the Company’s directors, officers, legal advisors or to disclosure of Confidential Information required by law or by a regulatory authority having jurisdiction over the Company.

3.        TERM

3.1      This Agreement will have a term of two years expiring March 31, 2013 and may be renewed at the option of the Company by giving 30 days written notice prior to the expiry of the initial term (the “Term”). Any earlier unilateral termination of this agreement by the Company shall require the immediately payout to the Consultant of the balance of the monthly fees due to March 31, 2013.

3.2      It is an event of default (“Event of Default”) if a party (the “Defaulting Party”) (the other party being the “Non-Defaulting Party”):

(a)	commits a breach of any representation, warranty or covenant on the part of the Defaulting Party;

(b)

becomes bankrupt, commits an act of bankruptcy, files for any form of bankruptcy or creditor protection, is adjudicated bankrupt, makes a proposal to its creditors, has a receiver or a receiver-manager of its assets appointed, or otherwise seeks any form of bankruptcy or creditor protection;

(c)	assigns or attempts to assign any of the rights or obligations granted hereunder without first obtaining the written consent of the other party; or

(d)	fails to take reasonable action to prevent or defend any action or proceeding in relation to the seizure, execution or attachment of any of such Defaulting Party's assets.

3.3      Prior to the expiration of the Term, this Agreement may be immediately terminated by the Non-Defaulting Party at any time upon the occurrence of an Event of Default upon written notice to the Defaulting Party setting forth:

(a)	the Event of Default; and

(b)	the effective date of termination.

3.4      If this Agreement is terminated prior to completion of the Initial Term pursuant to 3.1 herein, the parties shall settle out all payments due as at the date of termination as soon as reasonable possible.

4.        COMPENSATION TO THE CONSULTANT

4.1      Cash: In consideration for the Services to be provided by the Consultant, the Company agrees to pay the Consultant US$3,500 per month plus applicable taxes commencing April 1, 2011.

4.2      Bonus and Stock Options: Consultant will be eligible to be issued a bonus based on performance and, additionally, to participate in any stock option or other equity compensation plan adopted by Company during the term of this Agreement and applicable to other employees at the Consultant’s level (the “Plan”). The number of options, vesting schedule, exercise price, and all other terms and conditions of the stock options shall be set forth in an option agreement pursuant to the applicable plan and shall be commensurate with Consultant’s position, as determined by the Committee of the Company’s Board of Directors charged with administering the Plan, in its sole discretion. The Company may, consistent with its obligations under such a plan or plans, amend or discontinue any or all stock option plans at any time. Contingent upon Consultant executing this Agreement and as part of the consideration for Consultant’s services and being bound by the obligations set forth herein, the Company will grant the Consultant upon the completion of twelve (12) months of the date hereof and annually on the anniversary each and every year that follows, during the Consultant’s continuous consulting, an option to purchase 250,000 shares of the Company’s restricted common stock, which shall be subject to the terms and conditions set forth in this the Stock Option Agreement(s) attached hereto as Exhibit A. Consultant understands and acknowledges that such option cannot be exercised unless and until the issuance of the option has been approved by the Company’s stockholders.

4.3      The Company shall reimburse the Consultant for all of the Consultant’s expenses and costs in carrying out the terms of this Agreement, provided the Consultant provides invoices for same. Reimbursement to the Consultant shall be within three business days of the Consultant’s submission of a record of expenses and costs accompanied by invoices.

5.        COMPANY REPRESENTATIONS, WARRANTIES AND COVENANTS

5.1      The Company represents and warrants as follows, effective as of the date hereof and at all times throughout the duration of this Agreement:

(a)

the Company is extra provincially incorporated under the laws of British Columbia and duly incorporated, organized and validly exists as a corporation in good standing under the laws of the State of Nevada and has the full corporate power and capacity to conduct its business and to enter into and perform all of its obligations under this Agreement;

(b)	this Agreement has been duly authorized by all necessary corporate action and constitutes a valid and binding obligation of the Company, enforceable against it in accordance with its terms;

(c)

all information provided and to be provided to the Consultant by the Company is and shall be complete and accurate in all material respects and does not and shall not omit to state any material fact necessary so that the statements made, in light of the circumstances under which they are made, are not or shall not be misleading; and

(d)

to the best of the Company’s knowledge, there are no actions, proceedings, suits or investigations pending or threatened against or involving the Company or any of its affiliates, including, without limitation, actions, proceedings, suits or investigations by any United States or Canadian, federal, provincial, state, self regulatory organization, or other securities authority, relating in any way to the offering, sale, issuance or trading of any securities of the Company or any affiliate.

6.        SEVERABILITY

6.1      The Company and the Consultant hereby expressly agree that it is not the intention of either party to violate any public policy, statutory or common law, and that if any sentence, paragraph, clause, or combination of the same is in violation of the law of any jurisdiction where applicable, such sentence, paragraph, clause or combination of the same alone shall be void in the jurisdiction where it is unlawful, and the remainder of such paragraph and this Agreement shall remain binding upon the parties hereto. The parties further acknowledge that it is their intention that the provisions of this Agreement be binding only to the extent that they may be lawful under existing applicable laws, and in the event that any provision of this Agreement is determined by a court of law to be overly broad or unenforceable, the valid provisions shall remain in full force and effect.

7.        EXCLUSIVITY AND RELATIONSHIP

7.1      The Company acknowledges that the covenants set forth in this Agreement shall not in any way preclude the Consultant from engaging in a lawful profession, trade or business of any kind or from becoming gainfully employed or retained, and furthermore, that during the term of this Agreement, the Company agrees that the Consultant is not bound exclusively to the Company, and may provide comparable services to other public or private companies of the Consultant's choice.

7.2      The Company and the Consultant acknowledge that this Agreement shall not be construed so as to grant to the Consultant the power, authority or discretion to manage, or supervise the management of, the affairs and business of the Company.

8.        MISCELLANEOUS

8.1      This Agreement shall be construed and enforced in accordance with the laws of the Province of British Columbia. The parties hereto irrevocably consent to the exclusive jurisdiction of the courts of the Province of British Columbia and hereby agree that any disputes or claims arising hereunder may be brought before, and adjudicated by, the courts of the Province of British Columbia, all objections to such venue in such court being irrevocably waived hereby.

8.2      Any reference herein to an “affiliate” of a person or company shall include any majority owned subsidiary of such person or company, or any other person or company who controls, is controlled by, or is under common control with, in each case directly or indirectly, such person or company.

8.3      If an action is instituted in any court relative to the collection or refund of any fee due to the Consultant and, provided that the Consultant shall prevail in any such action, the Company promises to pay all the Consultant's costs, expenses, and fees in said action or appeal, including without limitation, reasonable attorneys fees.

8.4      Notice may be given to either party by sending it through the post in prepaid mail or delivered to the party for whom it is intended, at the principal address of such party provided herein or at such other address as may be given in writing by such party to the other, and any notice if posted shall be deemed to have been given at the expiration of three business days after posting and if delivered, on delivery.

8.5      The effective date of this Agreement shall be April 1, 2011.

8.6      This Agreement represents the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified, nor may any provisions hereof by waived, except in writing, duly executed by each party potentially adversely affected by any modification, and by each party waiving any rights hereunder.

Lake Victoria Mining Company, Inc.

Per: /s/ Ming Zhu
Authorized Signatory

The signature of _____ was

Affixed hereto in the presence of: